                                                                   EXHIBIT 10.03

                          LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                FIFTH THIRD BANK
                                   AS LENDER

                                      AND

                                  FINDWHAT.COM
                                  AS BORROWER

                            DATED: FEBRUARY 19, 2004

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                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
SECTION 1.      DEFINITIONS.................................................................................        1

SECTION 2.      CREDIT FACILITY.............................................................................       21

       2.1      REVOLVING LOANS.............................................................................       21

       2.2      NOTE........................................................................................       22

SECTION 3.      INTEREST....................................................................................       22

       3.1      INTEREST....................................................................................       22

       3.2      CHANGES IN LAWS AND INCREASED COSTS OF LOANS................................................       23

SECTION 4.      CONDITIONS PRECEDENT........................................................................       24

       4.1      CONDITIONS PRECEDENT TO INITIAL LOANS.......................................................       24

       4.2      CONDITIONS PRECEDENT TO ALL LOANS...........................................................       26

SECTION 5.      GRANT AND PERFECTION OF SECURITY INTEREST...................................................       27

       5.1      GRANT OF SECURITY INTEREST..................................................................       27

       5.2      PERFECTION OF SECURITY INTERESTS............................................................       29

SECTION 6.      COLLECTION AND ADMINISTRATION...............................................................       30

       6.1      BORROWER'S LOAN ACCOUNT.....................................................................       30

       6.2      STATEMENTS..................................................................................       30

       6.3      PAYMENTS....................................................................................       30

       6.4      AUTHORIZATION TO MAKE LOANS.................................................................       31

       6.5      USE OF PROCEEDS.............................................................................       31

SECTION 7.      COLLATERAL REPORTING AND COLLATERAL COVENANTS...............................................       32

       7.1      COLLATERAL REPORTING........................................................................       32

       7.2      ACCOUNTS COVENANTS..........................................................................       32

       7.3      EQUIPMENT AND REAL PROPERTY COVENANTS.......................................................       32

       7.4      POWER OF ATTORNEY...........................................................................       33

       7.5      RIGHT TO CURE...............................................................................       33

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
       7.6      ACCESS TO PREMISES..........................................................................       34

SECTION 8.      REPRESENTATIONS AND WARRANTIES..............................................................       34

       8.1      CORPORATE EXISTENCE; POWER AND AUTHORITY....................................................       34

       8.2      NAME; STATE OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS...................       35

       8.3      FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE............................................       35

       8.4      PRIORITY OF LIENS; TITLE TO PROPERTIES......................................................       36

       8.5      TAX RETURNS.................................................................................       36

       8.6      LITIGATION..................................................................................       36

       8.7      COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS........................................       36

       8.8      ENVIRONMENTAL COMPLIANCE....................................................................       37

       8.9      EMPLOYEE BENEFITS...........................................................................       37

       8.10     BANK ACCOUNTS...............................................................................       38

       8.11     INTELLECTUAL PROPERTY.......................................................................       38

       8.12     SUBSIDIARIES; AFFILIATES; CAPITALIZATION; SOLVENCY..........................................       39

       8.13     LABOR DISPUTES..............................................................................       39

       8.14     RESTRICTIONS ON SUBSIDIARIES................................................................       40

       8.15     MATERIAL CONTRACTS..........................................................................       40

       8.16     PAYABLE PRACTICES...........................................................................       40

       8.17     ACCURACY AND COMPLETENESS OF INFORMATION....................................................       40

       8.18     SURVIVAL OF WARRANTIES; CUMULATIVE..........................................................       40

       8.19     INVESTMENT COMPANY ACT; REGULATION..........................................................       41

       8.20     RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT..........................................       41

SECTION 9.      AFFIRMATIVE AND NEGATIVE COVENANTS..........................................................       41

       9.1      MAINTENANCE OF EXISTENCE....................................................................       41

       9.2      NEW COLLATERAL LOCATIONS....................................................................       42

       9.3      COMPLIANCE WITH LAWS, REGULATIONS, ETC......................................................       42

       9.4      PAYMENT OF TAXES AND CLAIMS.................................................................       43

       9.5      INSURANCE...................................................................................       43

       9.6      FINANCIAL STATEMENTS AND OTHER INFORMATION..................................................       44

       9.7      SALE OF ASSETS, CONSOLIDATION MERGER, DISSOLUTION, ETC......................................       46

       9.8      ENCUMBRANCES................................................................................       46

       9.9      INDEBTEDNESS................................................................................       47

       9.10     LOANS, INVESTMENTS, ETC.....................................................................       47

       9.11     TRANSACTIONS WITH AFFILIATES................................................................       48

       9.12     COMPLIANCE WITH ERISA.......................................................................       48

       9.13     END OF FISCAL YEARS; FISCAL QUARTERS........................................................       48

       9.14     CHANGE IN BUSINESS..........................................................................       48

       9.15     LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES...........................................       49

       9.16     TOTAL SENIOR DEBT/TANGIBLE ADJUSTED NET WORTH RATIO.........................................       49

       9.17     EBITDA......................................................................................       49

       9.18     TOTAL SENIOR DEBT/EBITDA RATIO..............................................................       49

       9.19     LIQUIDITY...................................................................................       49

       9.20     LICENSE AGREEMENTS..........................................................................       50

       9.21     COSTS AND EXPENSES..........................................................................       50

       9.22     DEPOSITORY ACCOUNTS.........................................................................       51

       9.23     FURTHER ASSURANCES..........................................................................       51

       9.24     REGULATION U................................................................................       51

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES..............................................................       52

       10.1     EVENTS OF DEFAULT...........................................................................       52

       10.2     REMEDIES....................................................................................       54

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW................................       57

       11.1     GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.......................       57

       11.2     WAIVER OF NOTICES...........................................................................       59

       11.3     AMENDMENTS AND WAIVERS......................................................................       59

       11.4     WAIVER OF COUNTERCLAIMS.....................................................................       59

       11.5     INDEMNIFICATION.............................................................................       59

SECTION 12.     TERM OF AGREEMENT; MISCELLANEOUS............................................................       60

       12.1     TERM........................................................................................       60

       12.2     INTERPRETATIVE PROVISIONS...................................................................       61

       12.3     NOTICES.....................................................................................       63

       12.4     PARTIAL INVALIDITY..........................................................................       64

       12.5     SUCCESSORS..................................................................................       64

       12.6     ENTIRE AGREEMENT............................................................................       64

       12.7     COUNTERPARTS, ETC...........................................................................       64

       12.8     CONFIDENTIALITY.............................................................................       65

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

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

Exhibit A                  Compliance Certificate

Schedule 1.48              Permitted Dispositions

Schedule 1.49              Permitted Holders

Schedule 1.50              Permitted Indebtedness

Schedule 1.51              Permitted Loans, Advances and Investments

Schedule 1.52              Permitted Liens

Schedule 1.57              Proposed Reorganization

Schedule 5.2               Deposit Accounts

Schedule 8.2               Locations

Schedule 8.4               Liens and Security Interests

Schedule 8.6               Litigation

Schedule 8.11              Intellectual Property

Schedule 8.12              Subsidiaries

Schedule 8.15              Material Contracts

Schedule 9.9               Indebtedness

                          LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated February 19, 2004, is entered into by and between Fifth Third Bank, an Ohio banking corporation ("Lender") and FindWhat.com, a Nevada corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender enter into financing arrangements with Borrower pursuant to which Lender may make loans to Borrower; and

         WHEREAS, Lender is willing to make such loans on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds fifteen (15%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.3 "Agreement" shall mean, this Loan and Security Agreement, as the same now exists or may be amended, supplemented, restated, replaced, or otherwise modified from time to time.

         1.4 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida, or the State of Ohio, and a day on which the Lender is open for the transaction of business, except that if a determination of a Business Day shall relate to any Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market or other applicable LIBOR market.

         1.5 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a Capital Lease liability or funded indebtedness on the balance sheet of such Person.

         1.6 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.7 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and unimpaired surplus of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and unimpaired surplus of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds that are registered under the Investment Company Act of 1940 as amended which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.8 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) in one transaction or a series of related transactions, the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (d) during any fiscal year, individuals who after the date hereof and at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office, other than for death or disability.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules and regulations thereunder or related thereto.

         1.10 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.11 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by a lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Lender waiving or subordinating any rights of such lessor other person with respect to the Collateral and granting Lender certain rights.

         1.12 "Commitment" shall mean that certain Commitment Letter dated August 18, 2003 from Lender to Borrower as accepted and agreed to in writing by Borrower.

         1.13 "Consistent Basis" means in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

         1.14 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.15 "EBITDA" shall mean with respect to Borrower and its Subsidiaries net income for any accounting period plus (i) the amount of the provision for federal, state and local income tax for such period, plus (ii) the amount of interest expense during such period under GAAP, plus (iii) the amount of the provision for depreciation and amortization and other non-cash charges for such period determined in accordance with GAAP, plus (iv) in respect of any acquisition of any Person, all or substantially all of the assets of such Person or any division or business unit of such Person, the EBITDA of such Person, division or unit, as applicable, for the six (6) months preceding such acquisition (divided by six (6), then multiplied by twelve (12)), and, in the case of amounts described in clauses (i), (ii) and (iii), only to the extent deducted in determining net income for such period.

         1.16 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal

Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.17 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.18 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules and regulations thereunder or related thereto.

         1.19 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.20 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable if such liability is reasonably likely to have a Material Adverse Effect; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate in excess of $1,000,000; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $1,000,000.

         1.21 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.22 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.23 "Excluded Property" means any of the following:

                  (a) any interest of Borrower in any contract right, license, Receivable, general intangibles, Intellectual Property agreement, any lease pertaining to real or personal property or any other document, instrument or agreement, if the granting of a security interest, lien or encumbrance therein by Borrower to Lender is prohibited (i) by the terms and provisions of the written agreement, document or instrument creating or evidencing such Excluded Property or rights related thereto, (ii) by applicable law, (iii) by a valid and effective restriction or limitation imposed by applicable law, regulation, rule, order or other directive of any governmental body, agency or authority, or the order of any court of competent jurisdiction, or (iv) or in the case of any such Excluded Property, such item of Excluded Property would be subject to loss or forfeiture upon the grant or creation of a security interest, lien or encumbrance therein (any of the foregoing, a "Valid Restriction"); provided, however, Lender will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of such Excluded Property to the extent that proceeds of such Excluded Property have come into the possession of the Lender or otherwise constitute a portion of the Collateral;

                  (b) any Equipment or Inventory that is subject to a purchase money security interest or Capital Lease that contains a Valid Restriction;

                  (c) Inventory or other property held pursuant to consignment arrangements in which a Borrower is the consignee;

                  (d)      any motor vehicles owned or leased by Borrower;

                  (e)      any Exempt DDA;

                  (f)      any stock or other interest in any Subsidiary;

                  (g)      any life insurance in which Borrower has an interest;
                  or

                  (h)      any interest in real property.

         1.24 "Executive Officers" shall mean Borrower's Chief Executive Officer, Chief Financial Officer and Vice President Finance.

         1.25 "Exempt DDA" means any depository account maintained by Borrower used solely (i) for petty cash purposes; (ii) for payroll; (iii) for charitable contributions; or (iv) for medical, pension, benefits, VEBA, employees, taxes, stock options and like special purpose accounts.

         1.26 "Financing Agreements" shall mean, collectively, this Agreement, the Commitment, the Note, and all other notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

         1.27 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17, 9.18 and 9.19 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

         1.28 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.29 "Guarantor" shall mean (i) any parent company of Borrower formed pursuant to the Proposed Reorganization, (ii) all domestic wholly-owned Subsidiaries of Borrower including, without limitation, Miva Corporation, and
(iii) all other domestic Subsidiaries of Borrower provided that a Subsidiary shall not be required to become a Guarantor hereunder in the event that the constituent documents of such Subsidiary, at the time of investment by the Borrower, prohibit a guarantee of the Obligations by the Subsidiary.

         1.30 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.31 "Indebtedness" shall mean, (without duplication) with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except (i) any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services or other accrued expenses, and (ii) any conditional "earnout" or other deferred payments owed or to be owed by Borrower in connection with any investment or acquisition not prohibited by this Agreement);
(c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (f) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (g) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

         1.32 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, copyright applications, trademarks, service marks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

         1.33 "Interest Rate" shall mean as to Prime Rate Loans, a rate equal to the Prime Rate, and as to LIBOR Loans, the floating LIBOR per annum, as hereinafter defined, plus 275 basis points. For purposes of this Agreement, the term "LIBOR" shall mean the "one month" London Interbank Offered Rates, being the average of interbank rates for dollar deposits in the London market, all as published in the Wall Street Journal, on the first business day of each month. Any change in LIBOR shall change the rate of interest charged hereunder effective at 12:01 A.M. on the day any such change in LIBOR is published, provided, however, that said interest rate shall never exceed the maximum rate allowed, from time to time, by law and shall change only once a month pursuant to the term of the next sentence. It is the intent that any changes in the interest rate charged hereunder based upon changes in LIBOR shall occur only once a month, based upon the LIBOR rate on the first business day of the month. If at anytime LIBOR is no longer published regularly in the Wall Street Journal, Lender may select a reasonably comparable rate.

         1.34 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         1.35 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, and including such other terms and conditions as Lender may require.

         1.36 "Lender Payment Account" shall mean such account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement.

         1.37 "LIBOR Rate Loans" shall mean any loans or portion thereof on which interest is payable based on the LIBOR rate in accordance with the terms thereof. "LIBOR" is defined in the definition of Interest Rate.

         1.38 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.39 "Line of Business" shall mean developer and provider of performance-based marketing services for the Internet and any business incidental thereto.

         1.40 "Loans" shall mean the Revolving Loans.

         1.41 "Material Adverse Effect" shall have the meaning assigned in the Material Contract definition.

         1.42 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any month and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto is reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder (a "Material Adverse Effect").

         1.43 "Maximum Credit" shall mean the amount of $10,000,000.

         1.44 "Merger Agreement" shall mean that certain Amended and Restated Agreement and Plan of Merger among Borrower, Who Merger Corp., a wholly-owned direct Subsidiary of Borrower and Espotting Media Inc. dated February 9, 2004; or, subject to Lender's approval which shall not unreasonably be withheld, such Agreement as amended, supplemented restated, replaced or otherwise materially modified.

         1.45 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

         1.46 "Obligations" shall mean any and all Revolving Loans, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its subsidiaries or other affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.47 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.48 "Permitted Disposition" means any of the following:

                  (a) licenses of Intellectual Property of Borrower, any Obligor, or any Subsidiary in the ordinary course of business;

                  (b) leases or subleases of leases of property of Borrower;

                  (c) sales, assignments, transfers, conveyances or other dispositions of any or all of the property specified in
                  Schedule 1.48 hereof;

                  (d) (i) the sale of any property, land or building (including any related receivables or other intangible assets) to any Person not an Affiliate, or (ii) the sale of the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by Borrower to any Person not an Affiliate, or (iii) the consummation of any other asset sale with a Person who is not an Affiliate, provided that:

                  A. the consideration for such transaction represents fair value, and at least 75% of such consideration consists of cash;

                  B. the aggregate consideration for all such transactions completed in any fiscal year does not exceed $500,000;

                  C. the aggregate consideration for all such transactions completed after the closing date does not exceed $1,000,000; and

                  D. other than in connection with a transaction, the aggregate consideration for which is equal to an amount less than $250,000, at least five (5) Business Days prior to the date of completion of such transaction Borrower shall have delivered to Lender an officer's certificate executed on behalf of such Obligor by an Executive Officer of such Obligor, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by Lender) include a certified copy of the draft or definitive documentation pertaining thereto.

         1.49 "Permitted Holders" shall mean the persons listed on Schedule 1.49 hereto and their respective successors and assigns.

         1.50 "Permitted Indebtedness" means any of the following:

                  (a) Indebtedness incurred under this Agreement and the other Loan Documents;

                  (b) Indebtedness incurred in connection with the acquisition of Equipment;

                  (c) Indebtedness consisting of all obligations of Borrower or any Subsidiary (i) as lessee under a Capital Lease or (i) under any lease which is accounted for by the lessee as an operating lease and under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes;

                  (d) Indebtedness of Borrower or any Obligor under derivative, swap or hedge agreements in respect of any Indebtedness arising under this Agreement;

                  (e)      Indebtedness listed on Schedule 1.50 hereof;

                  (f) Indebtedness to sellers in connection with acquisitions permitted hereunder;

                  (g) intercompany Indebtedness between or among Borrower and any Subsidiary of Borrower; and

                  (h) Indebtedness subordinated to Lender pursuant to any indenture, instrument, subordination agreement or other agreement reasonably satisfactory of Lender;

                  (i) Indebtedness of any Person acquired by Borrower under an acquisition not prohibited by this Agreement;

                  (j) Indebtedness incurred in connection with financing insurance premiums; and

                  (k) Indebtedness arising out of the refinancing, extension, renewal or refunding of any Indebtedness referred to above or otherwise permitted under this Agreement.

         1.51 "Permitted Investments" means each of the following:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not more than one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing not more than one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poors or from Moody's Investment Services, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any financial institution organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poors or from Moody's Investment Services, Inc.;

                  (f) investments in money market funds, substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above;

                  (g) investments in money market funds access to which is provided as part of any "sweep" account;

                  (h)      investments acquired by Borrower or any Subsidiary
                  (i) in exchange for any other investment held by such Person in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by such Person with respect to any secured investment or other transfer of title with respect to any secured investment in default; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

                  (i) investments in any Subsidiary including without limitation any acquisitions permitted hereunder;

                  (j) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                  (k) investments of Borrower or any Subsidiary in derivative, swap or hedge agreements in connection with Indebtedness arising under this Agreement;

                  (l) investments of any Person which are outstanding at the time such Person becomes a Subsidiary as a result of an acquisition permitted hereunder, but not any increase in the amount thereof;

                  (m) any other investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the relevant Loan

                  Party) in any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of a Borrower or owned or controlled by any director, officer or employee of a Borrower or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after the date of this Agreement, shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and
                  (ii) the aggregate cumulative amount of such investments after the date of this Agreement does not exceed $500,000;

                  (n)      Cash or Cash Equivalents;

                  (o) Obligations of account debtors to Borrower arising from accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower;

                  (p) the endorsement of instruments for collection or deposit in the ordinary course of business; and

                  (q) to the extent not permitted by the foregoing clauses, the existing loans, advances and investments described on
                  Schedule 1.51 hereto and any refinancing thereof; provided that, as to any such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto in a manner adverse to Borrower except as otherwise permitted in any collateral assignment or pledge to Lender applicable to such loan or advance, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

         1.52 "Permitted Lien" means any of the following:

                  (a) liens or encumbrances for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves in accordance with GAAP (and in the good faith judgment of the management of such Obligor with respect thereto are maintained on the books of such Obligor;

                  (b) liens or encumbrances in respect of property or assets imposed by law in the ordinary course of business, such as carrier's, warehousemen's, processor's mechanics', materialmen's, repairmen's, landlord's or similar encumbrances which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Person or which are being contested in good faith by such Person, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (c) liens, encumbrances, pledges or deposits in connection with workers' compensation, unemployment and social security;

                  (d) deposits, liens or encumbrances, to secure the performance of tenders, bids, sales, trade and government contracts, leases, statutory obligations, surety, appeal bonds and supersedes, warranty, advance payment, appeal, customs, performance and return-of-money bonds and other obligations of a like nature in the ordinary course of business whether pursuant to statutory requirements, common law or consensual arrangements;

                  (e) any lien or encumbrance, UCC financing statement, interest or title of a lessor under any lease entered into in the ordinary course of business; or any interest or title of any lessee under any leases or subleases of real property;

                  (f) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC;

                  (g) liens and encumbrances arising from judgments, decrees or attachments with respect to which execution has been stayed, with respect to which payment in excess of any applicable deductible is covered by insurance or a bond, or in circumstances not constituting an Event of Default hereunder;

                  (h) defects and irregularities in titles, survey exceptions, encumbrances, licenses, covenants, restrictions, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Person as of the effective date;

                  (i) liens or encumbrances created by this Agreement or the other loan documents executed in connection herewith;

                  (j) liens and encumbrances listed on Schedule 1.52, annexed hereto;

                  (k) liens or encumbrances which are placed upon equipment or machinery or improvements to real property (including the associated real property) used in the ordinary course of business of Borrower or any Subsidiary contemporaneously with the acquisition of such equipment or machinery or the completion of such improvements by such Person to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof and any such liens or encumbrances which arise in connection with a refinance of any such Indebtedness;

                  (l) liens or encumbrances securing reimbursement obligations with respect to commercial letters of credit;

                  (m) liens or encumbrances on any of Borrower's interest in life insurance on any officer, director of employee;

                  (n) any lien or encumbrances securing Indebtedness assumed in connection with, or continuing to exist after but not incurred in connection with, an acquisition permitted hereunder, which liens were in effect prior to the consummation of such acquisition;

                  (o) any lien or encumbrance created in connection with the financing of insurance premiums; and

                  (p) any lien or encumbrance in connection with any refinancing, refunding extension or renewal of any Indebtedness permitted pursuant to this Agreement.

         1.53 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.54 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.55 "Prime Rate" shall mean the rate from time to time publicly announced by Lender, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.56 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.57 "Proposed Reorganization" means the corporate reorganization set forth in Schedule 1.57 attached hereto.

         1.58 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.59 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, and casualty or any similar types of insurance and any proceeds thereof.

         1.60 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.61 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

         1.62 "Revolving Loan Limit" shall mean $10,000,000.

         1.63 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.64 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability). The determination of whether a Person is Solvent shall take into account all such Person's properties and liabilities regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including properties such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis, unless at the time of such determination the liquidation of the business in which such properties are used or useful is in process or is demonstrably imminent. In computing the amount of contingent or unrealized properties or contingent or unliquidated liabilities at any time, such properties and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized properties or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

         1.65 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.66 "Tangible Adjusted Net Worth" shall mean in respect of Borrower and its Subsidiaries an amount equal to total assets, plus goodwill attributable to cash paid in connection with the acquisition of any business otherwise permitted hereunder, minus Total Intangible Assets, minus total liabilities, calculated in accordance with GAAP applied on a Consistent Basis.

         1.67 "Total Intangible Assets" of any Person shall be determined in accordance with GAAP applied on a Consistent Basis, but in any event shall be deemed to include the excess of costs over the assets of acquired businesses, formulae, trademarks, patents, patent rights and deferred expenses (including, but not limited to, organization expense, experimental and developmental expenses, but excluding prepaid expenses, investments in Subsidiaries and unamortized debt discount and expense).

         1.68 "Total Senior Debt" shall mean any and all Indebtedness described in clauses (a), (b) and (c) of the definition of Indebtedness and equity not fully subordinated to debt of Borrower to Lender and shall include, without limitation, sums and obligations owed to Lender arising out of any of the Financing Agreements.

         1.69 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

         1.70 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITY

                           Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the Revolving Loan Limit.

                  (b) Except in Lender's discretion, the aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit; provided, however, that notwithstanding anything in this Agreement to the contrary, the aggregate principal balance of the outstanding Revolving Loans shall not exceed $5,000,000 for a single period of not less than thirty consecutive days during the first 12 months from the date of funding of the initial Loans hereunder. In the event that the outstanding amount of any component of the Loans exceeds the amount available pursuant to the Revolving Loan Limit, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

                  (c) Borrower may from time to time request Loans and each such request from Borrower shall specify the amount of the Loan requested. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Lender of such a request from Borrower, such Loan shall be made, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Loans, (iv) the amount of the Loan must be in an amount not less than $250,000 or an integral multiple of $50,000 in excess thereof, and (v) Lender shall have determined that the Interest Rate can be readily determined as of the date of the request. Any request by Borrower for Loans shall be irrevocable.

Notwithstanding anything to the contrary contained herein, Lender shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable market to fund Loans, but the provisions hereof shall be deemed to apply as if Lender had purchased such deposits to fund the Loans.

                           2.2 Note. The obligation to repay the Loans is
evidenced by this Agreement and a Revolving Credit Note of even date herewith (the "Note").

SECTION 3. INTEREST

                           3.1 Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

                  (b) Borrower may from time to time request LIBOR Loans or may request that Prime Rate Loans be converted to LIBOR Loans. Such request from Borrower shall specify the amount of the LIBOR Loans or the amount of the Prime Rate Loans to be converted to LIBOR Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Lender of such a request from Borrower, such LIBOR Loans shall be made or Prime Rate Loans shall be converted to LIBOR Loans provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for LIBOR Loans, and (iv) Lender shall have determined that the LIBOR is available to Lender and can be readily determined as of the date of the request for such LIBOR Loan by Borrower. Any request by Borrower for LIBOR Loans or to convert Prime Rate Loans to LIBOR Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Loans, but the provisions hereof shall be deemed to apply as if Lender had purchased such deposits to fund the LIBOR Loans.

                  (c) Any LIBOR Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Loans to Prime Rate Loans pursuant to the foregoing.

                  (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent obligations (other than LIBOR Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

                           3.2 Changes in Laws and Increased Costs of Loans.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority, or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the basis and amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error.

                  (b) If (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, (ii) Lender determines that the LIBOR Rate determined or to be determined will not adequately and fairly reflect the cost to Lender of making or maintaining LIBOR Loans, or (iii) Dollar deposits in the principal amounts of the LIBOR Loans are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given, each outstanding LIBOR Loan shall be converted to a Prime Rate Loan. Until such notice has been withdrawn by Lender, no further LIBOR Loans shall be made, nor shall Borrower have the right to convert Prime Rate Loans to LIBOR Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make LIBOR Loans and continue LIBOR Loans as such shall forthwith be canceled until such time as it shall no longer be unlawful for Lender to make or maintain LIBOR Loans The commitment of Lender hereunder to make LIBOR Loans shall forthwith be cancelled and, until such time as it shall no longer be unlawful for Lender to make or maintain LIBOR Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a LIBOR Loan is requested and Loans then outstanding as LIBOR Loans shall be converted automatically to Prime Rate Loans.

                  (d) Borrower shall indemnify Lender and agrees to hold Lender harmless from any loss or expense which Lender may sustain as a consequence of (i) default by Borrower in making a borrowing of or conversion into LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, and (ii) default by Borrower in making any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

                           4.1 Conditions Precedent to Initial Loans. Each of
the following is a condition precedent to Lender making the initial Loans hereunder:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by any existing lenders other than Permitted Indebtedness to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower as is set forth herein and such document as shall set forth the organizational identification number of Borrower, if one is issued in its jurisdiction of incorporation);

                  (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of the Commitment and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (d) Lender shall have completed a review of the Records and such other information with respect to the Collateral as Lender may require;

                  (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

                  (f) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral that can be perfected by a UCC filing with Borrower's state of incorporation (other than Permitted Liens);

                  (g) Lender shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation or organization of Borrower, the jurisdiction of the chief executive office of Borrower and all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender;

                  (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (i) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

                  (j) Lender shall have received, in form and substance satisfactory to Lender, a guarantee of the Obligations from each Guarantor;

                  (k) The Merger Agreement shall have been duly executed by the parties thereto and delivered to Lender;

                  (l) Lender shall have received in form and substance satisfactory to Lender, a Collateral Assignment and Pledge of Note in form and substance satisfactory to Lender covering the promissory note to Borrower from Espotting Media, Inc., dated February 9, 2004, in the principal amount of $2,000,000;

                  (m) Lender shall have received, in form and substance satisfactory to Lender, a Landlord Agreement from landlord of Borrower's location at 5220 Summerlin Commons Blvd., Fort Myers, Florida and 505 Eighth Avenue, Suite 804, New York, New York; and such other Collateral Access Agreements as Lender shall request, each in form and substance satisfactory to Lender; and

                  (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

                           4.2 Conditions Precedent to All Loans. Each of the
following is an additional condition precedent to Lender making Loans to Borrower, including the initial Loans and any future Loans:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect on the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral;

                  (c) Lender shall have received, in form and substance satisfactory to Lender, a guarantee of the Obligations from each Guarantor; and

                  (d) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

                           5.1 Grant of Security Interest. To secure payment and
performance of all Obligations, including, without limitation, the Revolving Loans, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal property and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located other than Excluded Property (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"), including:

                  (a)      all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property;

                  (c) all goods, including, without limitation, Inventory and Equipment;

                  (d) all chattel paper (including all tangible and electronic chattel paper);

                  (e)      all instruments (including all promissory notes);

                  (f)      all documents;

                  (g)      all deposit accounts;

                  (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (k)      all commercial tort claims;

                  (l) to the extent not otherwise described above, all Receivables;

                  (m)      all Records; and

                  (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         This Agreement shall also serve as a "Security Agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of Florida, and shall be operative and effective as a Security Agreement in addition to, and not in substitution for, any other Security Agreement executed by Borrower in connection with the extension of credit or loan transaction secured hereby. Borrower agrees to and shall, upon the request of Lender, execute and deliver to Lender, in form satisfactory to Lender, such financing statements, descriptions of property and such further assurances as Lender, in its sole discretion, may from time to time consider necessary to create, perfect, continue, and preserve the lien and encumbrances hereof and the security interest granted herein upon and in such Collateral. Lender, at the expenses of Borrower, may or shall cause such statements, descriptions, and assurances to be recorded and re-recorded, filed and refiled, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrances hereof upon all of said collateral. In addition to any other rights and remedies contained in this Agreement or any other documents executed in connection with the Obligations, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted and in force from time to time in the State of Florida or other applicable law, all of which rights shall be cumulative and nonexclusive, to the extent permitted by law.

                           5.2 Perfection of Security Interests.

                  (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

                  (b) Borrower does not have any deposit accounts as of the date hereof, except as set forth on Schedule 5.2.

                  (c) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, subject to Permitted Liens, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor.

SECTION 6. COLLECTION AND ADMINISTRATION

                           6.1 Borrower's Loan Account. Lender shall maintain
one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

                           6.2 Statements. Lender shall render to Borrower each
month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

                           6.3 Payments.

                  (a) All Obligations shall be payable to the Lender Payment Account or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines.

                  (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower when due after prior notice to Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of the Obligations and the termination of this Agreement.

                           6.4 Authorization to Make Loans. Lender is authorized
to make the Loans based upon telephonic or written instructions received from anyone purporting to be one of the Executive Officers or, notwithstanding anything to the contrary in this Agreement, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 1:00 p.m., Eastern Standard Time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

                           6.5 Use of Proceeds. Borrower shall use the initial
proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) partial financing of Borrower's first acquisition after the date hereof, which may but need not, include the acquisition of Espotting Media, Inc. pursuant to the terms and conditions of the Merger Agreement, and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for one or more strategic acquisitions of more than 50% of the voting securities or substantially all the assets from one or more third parties provided that the target of any such acquisition is engaged in the same or a similar Line of Business, and further provided that no Event of Default has occurred or is existing at the time of such acquisition. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COLLATERAL COVENANTS

                           7.1 Collateral Reporting.

                  (a) Borrower shall, upon Lender's request, provide Lender with such reports as to the Collateral as Lender shall reasonably request from time to time.

                  (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

                           7.2 Accounts Covenants.

                  (a) So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                           7.3 Equipment and Real Property Covenants. With
respect to the Equipment and Real Property: (a) Borrower shall, at its expense, at any time or times as Lender may reasonably request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws except where the failure to do so will not have a Material Adverse Effect; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one

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

location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

                           7.4 Power of Attorney. Borrower hereby irrevocably
designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time after the occurrence and during the continuance of an Event of Default to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received by Lender, (ii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iii) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (iv) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.

                           7.5 Right to Cure. Lender may, at its option, (a)
upon notice to Borrower, cure any default by Borrower under any material agreement with a third party that affects any material Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and

(d) pay any amount, incur any expense or perform any act which, in Lender's reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

                           7.6 Access to Premises. From time to time as
requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours, or such other time as Borrower shall agree, and after twenty-four (24) hour notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Lender or its designee may use during normal business hours or such other time as Borrower shall agree such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to
Borrower:

                           8.1 Corporate Existence; Power and Authority.
Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's articles of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

                           8.2 Name; State of Organization; Chief Executive
                  Office; Collateral Locations.

                  (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement. Borrower has not, during the five years immediately prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as follows: In June 1999 the Borrower, then known as Collectibles America, Inc., merged with BeFirst Internet Corporation, a Delaware corporation and BeFirst Internet Corporation became a wholly owned subsidiary of Borrower. On June 17, 1999, Borrower changed its name from Collectibles America, Inc. to BeFirst.com. In September 1999, Borrower changed its name from BeFirst.com to FindWhat.com. On January 1, 2004, Borrower's subsidiary, Close Reach Merger Corp., merged with Miva Corporation, and Miva Corporation became a wholly owned subsidiary of Borrower.

                  (b) Borrower is a Nevada corporation and the organizational identification number of Borrower is C18533-1995.

                  (c) As of the date hereof, the chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address set forth on the signature page of this Agreement, and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. Schedule 8.2 correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

                           8.3 Financial Statements; No Material Adverse Change.
All financial statements, other than projections and pro forma statements, relating to Borrower which have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

                           8.4 Priority of Liens; Title to Properties. The
security interests and liens granted to Lender under this Agreement and the other Financing Agreements shall constitute valid and perfected first priority liens and security interests in and upon the Collateral that can be perfected by a UCC filing with the Secretary of State of Nevada subject only to the liens indicated on Schedule 8.4, Permitted Liens and the other liens permitted under
Section 9.8 hereof. Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4, Permitted Liens, or liens permitted under Section 9.8 hereof.

                           8.5 Tax Returns. Borrower has filed, or caused to be
filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it except where the failure to do so is not reasonably likely to have a Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

                           8.6 Litigation. Except as set forth in Schedule 8.6,
(i) there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business, and (ii) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower is reasonably likely to result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

                           8.7 Compliance with Other Agreements and Applicable
Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

                           8.8 Environmental Compliance.

                  (a) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, except where any such noncompliance is not likely to have a Material Adverse Effect.

                  (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which materially and adversely affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect, except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

                           8.9 Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or to Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                           8.10 Bank Accounts. As of the date hereof, all of the
deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth in Schedule 5.2.

                           8.11 Intellectual Property. Borrower owns or licenses
or otherwise has the right to use all material Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11. Except as set forth in Schedule 8.11, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of material rights in the same. Except as set forth in Schedule 8.11, to Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, the "License Agreements" and individually, a "License Agreement."

                           8.12 Subsidiaries; Affiliates; Capitalization;
Solvency.

                  (a) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12, as supplemented or amended from time to time, and subject to the right of Borrower to form or acquire Subsidiaries in accordance with Section 9.10 hereof.

                  (b) Borrower is the record and beneficial owner of the issued and outstanding shares of Capital Stock of each of the Subsidiaries as listed on Schedule 8.12 and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares, except as set forth on such Schedule.

                  (c) Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

                           8.13 Labor Disputes.

                  (a) There are no collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

                  (b) As of the date hereof, (i) no significant unfair labor practice complaint is pending against Borrower or, to Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against Borrower or, to Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to Borrower's knowledge, threatened against Borrower.

                           8.14 Restrictions on Subsidiaries. Except for
restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

                           8.15 Material Contracts. As of the date hereof,
Schedule 8.15 sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof, if requested by Lender. Borrower is not in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract unless such breach or default is not reasonably likely to have a Material Adverse Effect.

                           8.16 Payable Practices. Borrower has not made any
material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

                           8.17 Accuracy and Completeness of Information. All
information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

                           8.18 Survival of Warranties; Cumulative. All
representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), and shall be presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

                           8.19 Investment Company Act; Regulation. (a) Neither
the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of an "investment company," or a company "controlled" by an "investment company," and neither the Borrower nor any of its Subsidiaries is an "investment advisor" or an affiliated person" of an "investment advisor," and as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended, (b) neither the Borrower nor any of its Subsidiaries is subject to regulation under any state or local public utilities code or any federal, state, or local statute or regulation limiting its ability to incur Indebtedness or to pledge assets of the type contemplated hereunder.

                           8.20 Racketeer Influenced and Corrupt Organizations
Act. Neither the Borrower, or any Subsidiary has ever been or is now engaged, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the noted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization (s) Act of either the United States or the State of Florida, Title 18, United States Code,
Section 1961 et seq.; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). None of the real property of the Borrower, or any Subsidiary, none of the Borrower's or any Subsidiary's interest or interests of any kind, including any beneficial interest or interests, mortgages and leases, in or on real property and none of the Borrower's or any Subsidiary's personal property, including money, has ever been, is now, or is in any way reasonably anticipated by the Borrower to become, subject to any lien, notice, civil investigative demand, action, suit or other proceeding pursuant to the RICO Lien Acts.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

                           9.1 Maintenance of Existence.

                  (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted, except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

                  (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than fifteen (15) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

                  (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than fifteen (15) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure.

                           9.2 New Collateral Locations. Borrower may only
establish new locations of its business or Collateral so long as Borrower (a) gives Lender fifteen (15) days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

                           9.3 Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority.

                  (b) Borrower shall give written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or material violation of any applicable Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the site where such non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any material environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (d) Except to the extent any claim, loss or liability arises directly from the acts of Lender or its agents, Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

                           9.4 Payment of Taxes and Claims. Borrower shall, and
shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

                           9.5 Insurance. Borrower shall, and shall cause any
Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies of Borrower shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage. Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies, and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. At its option after the occurrence and continuance of an Event of Default, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations. Otherwise, Borrower shall have the right to use such proceeds to rebuild or restore the affected Collateral.

                           9.6 Financial Statements and Other Information.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and shall notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them provided that Lender cannot obtain any such information from Borrower. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a Compliance Certificate substantially in the form of Exhibit A hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such quarter, compliance with the covenants set forth in Sections 9.16, 9.17, 9.18, and 9.19 of this Agreement for such quarter and (ii) within seventy-five (75) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower (including in each case balance sheets, statements of income and loss, and statements of cash flow), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which is reasonably likely to result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract upon Lender's request therefor), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

                  (c)      Borrower shall promptly, and in any event within five
(5) days after the filing thereof, furnish or cause to be furnished to Lender copies of all nonconfidential reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. and, promptly upon request by Lender therefor, copies of any financial statements which the Borrower files annually with any federal, state or local regulatory agency or agencies.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to Borrower to any court or other Governmental Authority, to any Affiliate of Lender or to any participant or assignee or prospective participant or assignee approved by Borrower pursuant to the terms of this Agreement. Provided that Lender cannot obtain any such information from Borrower, Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or returned to Borrower by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

                           9.7 Sale of Assets, Consolidation, Merger,
Dissolution, Etc. Except as permitted pursuant to Section 6.5 of this Agreement and Permitted Dispositions, Borrower shall not, and shall not permit any Subsidiary to (and Lender does not authorize Borrower to), directly or indirectly,

                  (a) except for the Proposed Reorganization and any merger or liquidation of a Subsidiary into Borrower or a Guarantor, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it;

                  (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Indebtedness to any other Person or any of its assets to any other Person, except for Permitted Dispositions and (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower; or

                  (c)      wind up, liquidate or dissolve.

                           9.8 Encumbrances. Borrower shall not, and shall not
permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties other than Permitted Liens, except: (a) the security interests and liens of Lender; (b) liens securing the payment of taxes not in excess of $100,000, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are insured and being defended at the primary cost and expense and at the primary risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; and (f) the security interests and liens set forth on Schedule 8.4.

                           9.9 Indebtedness. Borrower shall not, and shall not
permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness other than Permitted Indebtedness, except:

                  (a)      the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed the principal sum of $3,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower or any Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

                  (c) guarantees by any Subsidiaries or Borrower of the Obligations in favor of Lender, any Permitted Indebtedness or Indebtedness permitted by this Agreement;

                  (d) Indebtedness under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and unimpaired surplus of not less than $1,000,000,000 and are not for speculative purposes;

                  (e) the Indebtedness set forth on Schedule 9.9 and any refinancing or refunding thereof; and

                  (f) any Indebtedness issued in connection with any investment not prohibited by this Agreement, including without limitation, convertible Indebtedness.

                           9.10 Loans, Investments, Etc.(a) Borrower shall, and
shall cause any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advances of money or property to any person, or any investments in (by capital contribution, dividend or otherwise), or any purchase or repurchase of the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, only to or from Persons engaged in a reasonably similar or incidental Line of Business, other than Permitted Investments.

                           9.11 Transactions with Affiliates. Borrower shall
not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

                           9.12 Compliance with ERISA. Borrower shall and shall
cause each of its ERISA Affiliates to: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA in excess of $1,000,000 in the aggregate; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

                           9.13 End of Fiscal Years; Fiscal Quarters. Borrower
shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                           9.14 Change in Business. Borrower shall not engage in
any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

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

                           9.15 Limitation of Restrictions Affecting
Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary,
(v) any agreement relating to Permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

                           9.16 Total Senior Debt/Tangible Adjusted Net Worth
Ratio. The ratio of Borrower and its Subsidiaries' Total Senior Debt to Tangible Adjusted Net Worth shall be less than 2.75:1 as of the end of each fiscal quarter during the term of this Agreement.

                           9.17 EBITDA. Borrower and its Subsidiaries shall not,
in any fiscal quarter during the term of this Agreement, permit their cumulative EBITDA to be less than $3,000,000.

                           9.18 Total Senior Debt/EBITDA Ratio. The ratio of the
Borrower's and its Subsidiaries' Total Senior Debt to EBITDA shall be less than 1.00:1 at all times during the term of this Agreement. Total Senior Debt shall be calculated as of the end of each fiscal quarter and EBITDA shall be calculated as of such date for the twelve consecutive month period ending on such date.

                           9.19 Liquidity. If liquidity of Borrower and its
Subsidiaries is at any time less than $7,000,000, Borrower shall make no acquisition, investment (other than a Permitted Investment) or redemption and shall issue no dividend without the prior written consent of Lender.

                           9.20 License Agreements.

                  (a) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements in excess of $1,000,000 in any month to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any such material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any such material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.20(b) below, Borrower may cancel, surrender or release any such material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, which is reasonably likely to have a Material Adverse Effect, and (v) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

                  (b) Except to the extent that failure to renew or extend is not reasonably likely to have a Material Adverse Effect, Borrower will exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option.

                           9.21 Costs and Expenses. Borrower shall pay to Lender
on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and
(e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing. Notwithstanding any provision of this Agreement, Borrower's obligation to reimburse Lender for legal fees and expenses incurred through the date of this Agreement shall be limited to Twenty-Five Thousand Dollars ($25,000).

                           9.22 Depository Accounts. Until the Loans are paid in
full, Borrower shall maintain one or more deposit accounts with Lender and, without limiting the foregoing, shall maintain depository accounts with the Lender with an aggregate minimum balance of $1,000,000 at all times during the term of this Agreement pursuant to a Treasury Management Agreement between Borrower and Lender in form and substance satisfactory to Lender.

                           9.23 Further Assurances. At the request of Lender at
any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.

                           9.24 Regulation U. Borrower will not permit any part
of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. Borrower covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Lender, Borrower will furnish to Lender in connection with any Loan hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. In addition, Borrower covenants that no part of the proceeds of the Loans hereunder will be used for the purchase of commodity future contracts (or margins therefore for short sales) for any commodity not required for the normal raw material inventory of Borrower.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

                           10.1 Events of Default. The occurrence or existence
of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) Borrower (i) fails to pay within three (3) Business Days of when due any of the Obligations, or (ii) fails to perform any of the other terms, covenants, conditions or provisions contained in this Agreement, any of the other Financing Agreements, or any agreement, schedule, confirmatory assignment or otherwise with respect to any other Obligations within twenty (20) Business Days of when such failure first becomes known to any Executive Officer;

                  (b) any representation, warranty or statement of fact made by Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise with respect to any other Obligations shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of, any guarantee, endorsement or other agreement (other than this Agreement or the Note) of such party in favor of Lender and Borrower fails to provide, in Lender's sole discretion, adequate substitution or assurance of the performance of the same within ten (10) Business Days of Lender's notification to Borrower of such revocation, termination or failure;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

                  (e) Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor becomes not solvent, makes an assignment for the benefit of creditors, or makes or sends notice of a bulk transfer;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (i) any default in respect of any Indebtedness of Borrower or any Obligor (other than Indebtedness owing to Lender), in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral that can be perfected by a UCC filing with the Secretary of State of Nevada and that is purported to be subject thereto (except as otherwise permitted herein or therein or as a result of Lender's actions or omissions;

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $1,000,000;

                  (l)      any Change of Control;

                  (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of $1,000,000 or (ii) any other property of Borrower, the absence of which is reasonably likely to result in a Material Adverse Effect; or

                  (n) there shall be a change in the business, assets or prospects of Borrower after the date hereof that is reasonably likely to have a Material Adverse Effect.

                           10.2 Remedies. At any time an Event of Default exists
or has occurred and is continuing:

                  (a) Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (d) At any time or times that an Event of Default exists or has occurred and is continuing to the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral,
(iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (e) At any time or times that an Event of Default exists or has occurred and is continuing, for the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (g) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Lender may, at its option, without notice, (i) cease making Loans or reduce the amounts of Revolving Loans available to Borrower, (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrower and/or (iii) establish such Reserves as Lender determines without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

                           11.1 Governing Law; Choice of Forum; Service of
                  Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Twentieth Judicial Circuit and the United States District Court for the Middle District of Florida, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

                           11.2 Waiver of Notices. Borrower hereby expressly
waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                           11.3 Amendments and Waivers. Neither this Agreement
nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                           11.4 Waiver of Counterclaims. Borrower waives all
rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

                           11.5 Indemnification. Borrower shall indemnify and
hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

                           12.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 30, 2005. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may terminate this Agreement at any time on or after an Event of Default. Upon the effective date of termination of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure (or reimburse) Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment and any continuing obligations of Lender to any bank or other financial institution under or pursuant to any Deposit Account Control Agreement. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Eastern Standard time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds. Once this Agreement is terminated in accordance with its terms and all such Obligations are satisfied, Lender shall promptly release and terminate this Agreement and all Collateral and return to Borrower all deposits or other funds held pursuant to this Agreement.

                           12.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

                  (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and does not contain any comment concerning the ability of the applicable person to continue as a going concern.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

                           12.3 Notices. All notices, requests and demands
hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

               If to Borrower:        FindWhat.com
                                      5220 Summerlin Commons Blvd.
                                      Fort Myers, Florida  33907
                                      Attention:  Brenda Agius
                                      Telephone No. (239) 561-7229
                                      Telecopy No.:  (239) 561-7224

               with a copy to:        Porter Wright Morris & Arthur LLP
                                      Huntington Center
                                      41 South High Street
                                      Columbus, Ohio 43215-6194
                                      Attention: John B. Pisaris
                                      Telephone No. (614) 227-2025
                                      Telecopy No.: (614) 227-2100

               If to Lender:          Fifth Third Bank
                                      13350 Metropolitan Parkway
                                      Fort Myers, Florida 33912
                                      Attention:  Kenneth J. Iglesias
                                      Telephone No. (239) 225-2003
                                      Telecopy No.:  (239) 225-2022

               with a copy to:        Holland & Knight LLP
                                      200 South Orange Avenue, Suite 2600
                                      Orlando, Florida  32801
                                      Attention:  John R. Dierking, Esq.
                                      Telephone No.:  (407) 244-5215
                                      Telecopy No.:  (407) 244-5288

                           12.4 Partial Invalidity. If any provision of this
Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

                           12.5 Successors. This Agreement, the other Financing
Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to another financial institution which is an Affiliate of Lender or, with the prior written consent of Borrower, to another financial institution which is not an Affiliate of Lender or other person on terms and conditions acceptable to Lender.

                           12.6 Entire Agreement. This Agreement, the other
Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern. In the event of an inconsistency between the terms of the Commitment and any other Financing Agreement, the terms of such other Financing Agreement shall govern.

                           12.7 Counterparts, Etc. This Agreement or any of the
other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                           12.8 Confidentiality. Lender agrees to keep
information obtained by it pursuant hereto and any other loan documents confidential in accordance with Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information, other than (a) to such Lender's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement, who are advised of the confidential nature of such information and are bound by this confidentiality provision, (b) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or any quasi-regulatory authority, or (c) to assignees or participants or potential assignees or participants (including any direct or indirect contractual counterparty in swap agreements or such counterparty's professional advisors) who agree to be bound by the provisions of this Section 12.8.

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                         BORROWER

FIFTH THIRD BANK                               FINDWHAT.COM

By: /s/ Doug Ward                              /s/ Phillip R. Thune
   ---------------------------------           -----------------------------
Name: Doug Ward                                Phillip R. Thune
     -------------------------------           Chief Financial Officer
Title: Senior Vice President
      ------------------------------           Principal Executive Office:
                                               5220 Summerlin Commons Blvd.
                                               Fort Myers, Florida  33907

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